UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 3, 2017

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA.
(Address of Principal Executive Offices)

94608
(Zip Code)

(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

Retirement of CFO
On February 3, 2017, NMI Holdings, Inc. (the “Company”) announced that Glenn Farrell, the Company’s current Executive Vice President, Chief Financial Officer, will retire on July 31, 2017 (“Retirement Date”). Effective May 2, 2017, Mr. Farrell will serve as the Company’s Executive Vice President, Chief Accounting Officer until the Retirement Date.
Appointment of New CFO
On February 3, 2017, the Company also announced the appointment of Adam Pollitzer as Executive Vice President, Chief Financial Officer of the Company, effective May 2, 2017 (“Start Date”).
Prior to joining the company, Mr. Pollitzer, age 37, served as a Managing Director in the Corporate and Investment Banking division of J.P. Morgan Securities LLC ("J.P. Morgan"), a global financial services firm providing investment, banking and lending services, since 2016. Mr. Pollitzer joined J.P. Morgan in 2001 as an Analyst and held a series of increasingly senior positions with the firm, including serving as an Analyst from 2001 to 2003, Associate from 2004 to 2007, Vice President from 2008 to 2011, and Executive Director from 2012 to 2015. During his tenure with J.P. Morgan, Mr. Pollitzer focused on providing advisory and capital raising services to North American insurance companies. He holds a B.B.A. from the Stephen M. Ross School of Business - University of Michigan.
In connection with Mr. Pollitzer's appointment as the Company's Executive Vice President, Chief Financial Officer, the Company and Mr. Pollitzer have entered into an offer letter, effective February 1, 2017 (the “Offer Letter”). The Offer Letter provides that Mr. Pollitzer’s employment with the Company will be on an at-will basis. Mr. Pollitzer will receive an annual base salary of $437,500, subject to annual review, and will be eligible to participate in the Company’s benefit plans. In addition, Mr. Pollitzer will participate in the Company’s executive cash allowance program, at the rate of $30,000 per year. With respect to calendar year 2017 and thereafter, Mr. Pollitzer will be eligible to be awarded an annual discretionary cash bonus with a target bonus opportunity equal to 100% of his annual base salary.
The Company agreed to recommend to the Compensation Committee of the Board (the “Committee”) at the next regularly scheduled meeting following Mr. Pollitzer’s Start Date (currently anticipated in May 2017) that Mr. Pollitzer be considered for a 2017 equity-based award in the form of approximately 50% stock options and 50% restricted stock units (“RSUs”) under the Company’s 2014 Omnibus Incentive Plan, as such plan may be amended and restated from time to time, or any successor plan (the “Plan”) with a grant date fair market value of approximately $500,000 and vesting ratably over three years from the grant date.
The Company also agreed to recommend to the Committee at the next regular meeting of the Committee following Mr. Pollitzer’s Start Date that he be considered for a supplemental inducement equity grant with an approximate grant date fair market value of approximately $2,000,000 in the form of RSUs under the Plan, vesting ratably over five years from the grant date.
The terms of these equity-based awards will be subject to Mr. Pollitzer’s continued employment with the Company and the terms and conditions of the award agreements.
The Company further agreed to provide Mr. Pollitzer with certain relocation and commuting benefits (“Relocation Benefits”), subject to satisfaction of the requirements in the Offer Letter, including a requirement that he sign an agreement to repay the Relocation Benefits under the circumstances described therein. Mr. Pollitzer’s Relocation Benefits include, among other benefits, a one-time $100,000 relocation bonus, a 6-month housing allowance of $5,000 per month, and reimbursement of airfare and costs associated with (i) moving (up to $35,000), (ii) the potential sale of his current home and (iii) either his purchase or rental (but not both) of a home in Northern California, each with limits described in the Offer Letter.
If Mr. Pollitzer’s employment with the Company is terminated without "Cause" (as defined in the Plan) or he resigns from the Company following a material diminution in his title or position or the assignment to him of any duties or responsibilities (including reporting responsibilities) materially inconsistent with his position as Executive Vice President, Chief Financial Officer, in each case within 12 months following a "Change in Control" (as defined in the Plan), Mr. Pollitzer will be entitled to a lump sum cash payment equal to the sum of (i) his earned base salary through the date his employment terminates, to the extent not yet paid, (ii) any annual cash bonus payment earned for the completed calendar year prior to the date of termination (other than any deferred portion of such bonus, which will be paid in accordance with the applicable deferral arrangement), (iii) subject to his execution and non-revocation of a release of claims, one and a half times the sum of his (A) base salary and (B) target discretionary bonus, in each case, as in effect immediately prior to the termination and (iv) any other vested amounts or benefits that the Company is required to pay or provide or for which he is eligible to receive from the Company through the date of the termination.
Further, any amounts payable to Mr. Pollitzer under the Offer Letter are subject to the terms of the Clawback Policy attached to the Offer Letter, in the event the Company is required to prepare a material accounting restatement under the circumstances described therein.
There are no reportable family relationships between Mr. Pollitzer and any of the Company's officers or directors or reportable related-party transactions under Item 5.02 of Form 8-K.
The foregoing summary of the offer letter and its exhibits is qualified in its entirety by reference to the full text of the offer letter and its exhibits, copies of which are attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 7.01    Regulation FD Disclosure.
On February 3, 2017, the Company issued a press release announcing that effective May 2, 2017, Mr. Pollitzer will assume the position of the Company’s Executive Vice President and Chief Financial Officer and that Mr. Farrell will assume the position of Chief Accounting Officer until he retires on the Retirement Date. A copy of the press release is attached hereto as Exhibit 99.1. The information disclosed under this Item and the information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits
10.1    Offer Letter by and between NMI Holdings, Inc. and Adam Pollitzer, effective February 1, 2017
99.1*    NMI Holdings, Inc. Press Release dated February 3, 2017.

*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: February 3, 2017	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Offer Letter by and between NMI Holdings, Inc. and Adam Pollitzer, effective February 1, 2017
99.1*	NMI Holdings, Inc. News Release dated February 3, 2017

*Furnished herewith.

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